UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 23, 2021

ENERPAC TOOL GROUP CORP
(Exact name of Registrant, as specified in its charter)

Wisconsin	001-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

N86 W12500 WESTBROOK CROSSING
MENOMONEE FALLS, Wisconsin 53051

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (262) 293-1500

Former name or address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.20 per share	EPAC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 23, 2021, Randal W. Baker, President and Chief Executive Officer of Enerpac Tool Group Corp. (the “Company”), notified the Company of his determination to retire from such positions and from the Board of Directors (“Board”) of the Company effective on October 8, 2021.

On September 23, 2021, the Board appointed Paul E. Sternlieb as the Company’s President and Chief Executive Officer and elected him as a director to fill the vacancy arising from Mr. Baker’s retirement, each effective as of Mr. Baker’s retirement as of October 8, 2021.  Mr. Sternlieb, age 49, has served as Executive Vice President of John Bean Technologies Corporation and President of its Protein business since October 2017.  Prior to that, Mr. Sternlieb served as Group President, Global Cooking of Illinois Tool Works Inc. since 2014, and from 2011 to 2014 he served as a Vice President and General Manager for Danaher Corporation.  Prior to that, he held management roles with H.J. Heinz Company and was a consultant with McKinsey & Company, leading consulting engagements for global food and beverage clients.  Mr. Sternlieb received an MBA from, and was a Palmer Scholar at, the Wharton School and received dual undergraduate degrees in Economics and Computer Science from the Jerome Fisher Program in Management and Technology at the University of Pennsylvania.

Upon joining the Company as President and Chief Executive Officer, Mr. Sternlieb will receive annual base salary at a rate of $750,000.  He will participate in the Company’s annual bonus program for the fiscal year ending August 31, 2022 (“fiscal 2022”), with a target cash bonus equal to 100% of his base salary, with the actual bonus amount to be based on the achievement of the performance objectives to be specified but with a minimum payout for the fiscal 2022 of no less than 75% of the target amount. In addition, Mr. Sternlieb is to receive equity awards in the form of performance-based restricted stock units (“PSUs”) and time-vesting restricted stock units (“RSUs”) to be granted in or around October 2021 and January 2022, respectively, consistent with the Company’s normal schedule for equity award grants to senior executive officers for fiscal 2022, with an aggregate grant date fair value of $2,100,000.  Such equity awards will be allocated 45% in the form of RSUs and 55% in the form of PSUs.

In connection with the commencement of his employment, Mr. Sternlieb will receive a signing bonus of $415,000, which he is required to repay in full in the event he voluntarily terminates his employment with the Company prior to the one-year anniversary of the date of his commencement of employment other than for “Good Reason” as defined in the Company’s Senior Officer Severance Plan (the “Senior Officer Severance Plan”).  If he voluntarily terminates his employment with the Company after the first anniversary but prior to the second anniversary of the date of his commencement of employment (other than for Good Reason), he is required to repay 50% of the signing bonus. Mr. Sternlieb also will receive time-vesting RSUs under the Company’s 2017 Omnibus Incentive Plan with an aggregate grant date fair value of $2,900,000 to vest in equal annual installments over a three-year period subject to continued employment.

Mr. Sternlieb will be eligible for relocation assistance and benefits in accordance with the Company’s Executive Homeowner Policy, with a temporary housing allowance extended to 365 days, and will not be required to repay the value of relocation benefits upon his voluntary termination of employment if it is for Good Reason.  Mr. Sternlieb will be eligible to participate in the employee benefit plans, programs and policies generally available to the Company's senior executives, including group medical, dental, vision and life insurance and other fringe benefits and vacation, subject to the terms and conditions of such plans, programs and policies.  Compensation payments to Mr. Sternlieb will be subject to the Company’s Executive Incentive Compensation Recoupment Policy (as it may be amended from time to time).

Mr. Sternlieb will also be eligible to receive in connection with the commencement of his employment a Change in Control Agreement (the “Change in Control Agreement”) providing certain benefits upon termination of employment following both a “change in control” of the Company and a “triggering event.”  A “change in control” in the Change in Control Agreement is generally defined as:

•	the acquisition by a person or group of more than 50% of the Company’s common stock;

•
the acquisition by a person or group within a 12-month period of assets of the Company that have a total gross fair market value equal to or more than 40% of the total gross market value of all of the assets of the Company immediately before such acquisition;

•	the acquisition by a person or group within a 12-month period of 30% or more of the total voting power of the stock of the Company; or

•	a change in the majority of the Board of Directors without the recommendation of the existing Board members.

A “triggering event” is generally defined as:

•
a material reduction in the base salary or annual bonus opportunity, or material reduction in the total value of the fringe benefits received by Mr. Sternlieb from the Company from prior levels received at the time of a change in control or during the 180-day period prior to a change in control;

•
a material reduction in authority, responsibilities or duties, including that he report other than to the Board, from the levels existing at the time of a change in control or the 180-day period prior to a  change in control;

•
a change in the location or headquarters where Mr. Sternlieb is expected to work that is 40 or more miles from the previous location existing at the time of a change in control or during the 180-day period preceding a change in control; or

•	a material breach of the Change in Control Agreement by the Company.

The Change in Control Agreement will provide that if the Company terminates Mr. Sternlieb’s employment (other than for “cause,” as defined in the Change in Control Agreement) within a period beginning six months prior to, and up to 24 months after, a change in control, or if he voluntarily terminates his employment following a triggering event within 24 months after a change in control, he will be entitled to receive a lump sum payment equal to 2.99 times his highest per annum base rate of salary in effect during the two-year period immediately prior to the termination of his employment plus the greater of (i) 2.99 times his highest annual bonus earned during the three complete fiscal years immediately preceding the termination of his employment or (ii) 2.99 times the highest amount of his target annual bonus during the three complete fiscal years immediately preceding the termination of his employment.  In addition, in such event, all outstanding equity or long-term incentive awards held by Mr. Sternlieb would become be fully vested (at target level for performance-based awards) and he would have the full duration of the original exercise period to exercise any stock options, stock appreciation rights or similar awards.  In addition, he would continue to receive welfare benefits and perquisites available to him at the time of termination for two years following termination of employment, and he would be entitled to reimbursement by the Company of reasonable legal fees, up to $10,000, to enforce the Change in Control Agreement.  The Change in Control Agreement will not include any provisions for the payment by the Company of any excise tax gross-ups but will provide for the reduction of the foregoing payments and benefits in connection with the application of Internal Revenue Code Section 280G if such a reduction would enable Mr. Sternlieb to financially benefit on an after-tax basis. The Change in Control Agreement will also include obligations of Mr. Sternlieb relating to, among other matters, confidentiality, non-competition, non-solicitation of the Company’s customers, and non-hiring of the Company’s employees.

In connection with the commencement of his employment, Mr. Sternlieb will be entitled to the benefits under the Senior Officer Severance Plan (which is described on page 38 of the Company’s definitive proxy statement for its annual meeting of shareholders held on January 19, 2021, which description is incorporated by reference herein), except that severance payments thereunder would be increased to 1.5 times base salary, 1.5 times the annual bonus amount and premiums to cover 18 months of welfare benefits.  In addition, Mr. Sternlieb would be entitled to reimbursement by the Company of reasonable legal fees, up to $10,000, to enforce the Senior Officer Severance Plan.

The terms of Mr. Sternlieb’s employment are set forth in a letter agreement dated September 22, 2021 between Mr. Sternlieb and the Company, which was signed by Mr. Sternlieb on September 23, 2021.  Such letter agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein and includes the form of the Change in Control Agreement as an exhibit thereto.  The foregoing descriptions of Mr. Sternlieb’s compensation and the Change in Control Agreement are qualified in their entirety to the terms of such letter agreement and the form of Change in Control Agreement appended as an exhibit thereto.

Mr. Sternlieb will receive no additional compensation for his service as a director of the Company.

In connection with his retirement, on September 23, 2021 the Company and Mr. Baker entered into a letter agreement dated September 23, 2021 (the “Retirement and Transition Agreement”).  The Retirement and Transition Agreement provides that, until December 31, 2021, Mr. Baker will assist with the transition of his duties and responsibilities to the new Chief Executive Officer, including helping transition relationships with the Company’s customers, investors and other key stakeholders, helping with the preparation of the Company’s annual report and proxy statement for fiscal year ended August 31, 2021 (“fiscal 2021”), and assisting with the transition of knowledge regarding any regulatory or legal matters that occurred during the term of his employment.  The Retirement and Transition Agreement provides that, in return for such transition services, Mr. Baker will (i) continue to receive his base salary through December 31, 2021,  (ii) remain eligible to receive the full amount of his annual bonus for fiscal 2021 based on the achievement of the relevant performance measures, which bonus is to be paid when annual bonus payments are paid to the Company’s executive officers, (iii) vest in full with respect to his time-vesting RSUs, with the shares subject to those RSUs to be paid out as of the date of his retirement, subject to withholding, (iv) continue to be able to vest into and earn (in full rather than pro-rata) his PSUs based on the satisfaction of the relevant performance criteria, and (v) vest in all of his unvested stock options on the date of his retirement, with such options remaining exercisable through the expiration of their original 10-year term.  The Retirement and Transition Agreement further provides for the extension of the term of certain covenants restricting Mr. Baker’s activities following the cessation of his employment, as set forth in certain pre-existing agreements with the Company, to October 23, 2023 and includes mutual non-disparagement provisions and a waiver by Mr. Baker of any rights to severance under the Senior Officer Severance Plan and the Amended and Restated Change in Control Agreement between Mr. Baker and the Company.  The description of the Retirement and Transition Agreement set forth herein is qualified in its entirety by reference to the Retirement and Transition Agreement, which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On September 29, 2021, the Company issued a press release, which is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information set forth in this Item 7.01 and in Exhibit 99.1 is “furnished” under Item 7.01 of Form 8-K.  Such information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Exhibits

(d)            Exhibits

Exhibit No.	Description

10.1	Letter agreement dated September 22, 2021 between Paul E. Sternlieb and Enerpac Tool Group Corp.
10.2	Letter agreement dated September 23, 2021 between Randal W. Baker and Enerpac Tool Group Corp.
99.1	Press release dated September 29, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   September 29, 2021

ENERPAC TOOL GROUP CORP.

By:	/s/ Fabrizio Rasetti
Fabrizio Rasetti
Executive Vice President, General Counsel and
Secretary